UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2019

WESTWATER RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33404	75-2212772
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

6950 S. Potomac Street, Suite 300 Centennial, Colorado	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 531-0516

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	WWR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01Entry into a Material Definitive Agreement.

Purchase Agreement

On May 24, 2019, Westwater Resources, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement dated as of May 24, 2019, as amended by Amendment No. 1 thereto dated as of May 30, 2019 (as so amended, the “Purchase Agreement”), with Lincoln Park Capital Fund, LLC, an Illinois limited liability company (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor, and the Investor agreed to purchase from the Company (i) 104,294 shares of the Company’s Common Stock, par value $0.001 per share (collectively, the “Common Shares”) and (ii) warrants (the “Warrants”) to initially purchase an aggregate of up to 182,515 shares of Common Stock (the “Warrant Shares”), at an exercise price of $5.062 per share, for an aggregate of $550,751.00.  On May 30, 2019 (the “Closing Date”), the Company issued and sold the Common Shares and the Warrants to the Investor and received aggregate gross proceeds before expenses of $550,751.00.

The Warrants will become exercisable upon the six-month anniversary of the Closing Date and thereafter at any time during the five-year period following such date. If a resale registration statement covering the shares of Common Stock underlying the Warrants is not effective and available at the time of exercise, the Warrants may be exercised by means of a “cashless” exercise formula.

The securities referred to above, including the shares of Common Stock issuable upon exercise of the Warrants issued and sold by the Investor in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that it was an “accredited investor”, as defined in Rule 501(a) under the Securities Act, and that it was acquiring such securities for investment purposes.

The foregoing description of the Warrants and the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Warrant and the Purchase Agreement, which are filed as Exhibit 4.1 and Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On May 24, 2019 and in connection with the Purchase Agreement, the Company entered into a customary registration rights agreement with the Investor (the “Registration Rights Agreement”). The Registration Rights Agreement requires the Company to register the Common Shares issued to the Investor under the Purchase Agreement.

The foregoing description of the Registration Rights Agreement is only a summary and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02Unregistered Sales of Equity Securities

The information contained in Item 1.01 under the caption “Purchase Agreement” is hereby incorporated by reference into this Item 3.02 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Warrant to Purchase Common Stock issued to Lincoln Park Capital Fund, LLC, dated as of May 30, 2019
10.1	Securities Purchase Agreement, dated as of May 24, 2019, by and between the Company and Lincoln Park Capital Fund, LLC
10.2	Amendment No. 1 to Securities Purchase Agreement, dated as of May 30, 2019, by and between the Company and Lincoln Park Capital Fund, LLC
10.3	Registration Rights Agreement, dated as of May 24, 2019, by and between the Company and Lincoln Park Capital Fund, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2019

WESTWATER RESOURCES, INC.

By:        /s/ Jeffrey L. Vigil

Name:Jeffrey L. Vigil

Title:Vice President–Finance and Chief Financial Officer